SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 1, 2003

AMERICAN RETIREMENT VILLAS

PROPERTIES III, L.P.

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	0-26470	33-0365417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Fischer Avenue, D-1

Costa Mesa, CA 92626

(Address of Principal Executive Offices and Zip Code)

(714) 751-7400

(Registrant’s telephone number, including area code)

Item 5.    OTHER EVENTS.

On October 1, 2003, Atria Senior Living Group (“Atria”) announced that John A. Moore has been named as Chief Executive Officer of Atria. In connection with this appointment, Mr. Moore was also named the Chairman and Chief Executive Officer of ARV Assisted Living, Inc. (“ARV”), which is a part of Atria. Mr. Moore has served a Director of the Company since July 1999 and will continue to serve as a Director.

Mr. Moore replaces Douglas M. Pasquale who served as the Chairman and Chief Executive Officer of ARV since 1999. In connection with Mr. Moore’s appointment, ARV’s board of directors accepted Mr. Pasquale’s resignation as Chairman and Chief Executive Officer of ARV.

ARV is the general partner of American Retirement Villas Properties III, L.P. (the “Partnership”).

Mr. Moore is a Managing Principal and the Chief Financial Officer of Lazard Frères Real Estate Investors L.L.C, an entity that indirectly controls Atria, including ARV.

The press release relating to the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Certain information contained herein and in the attached press release includes forward-looking statements. Forward-looking statements include statements regarding the Partnership’s or ARV’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,’ “intends,” “should,” or comparable terms or the negative thereof. All forward-looking statements included herein and in the attached news release are based on information available to us on the date hereof. Such statements speak only as of the date hereof and neither the Partnership nor ARV assumes any obligation to update such forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 1, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

	By:	ARV ASSISTED LIVING, INC., its Managing General Partner

Date: October 1, 2003		By:	/s/ John A. Moore

Name: John A. Moore Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated October 1, 2003

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